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                                                                    Exhibit 10.2
         EXECUTIVE INCENTIVE PLAN OF UNION PACIFIC RESOURCES GROUP INC.
                                AND SUBSIDIARIES

                              Amended and Restated
                             Effective June 1, 1997

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                                PURPOSE OF PLAN


The Committee establishes this Plan and the performance of goals hereunder for the purpose of promoting the success of Union Pacific Resources Group Inc. and Subsidiaries by providing the incentive of additional compensation for services rendered during any year by key executives who contribute in a significant manner to the operations and business of the Company and such Subsidiaries.

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                                1.  DEFINITIONS


SECTION 1.01.  The following terms shall have the following meanings:

"ACCOUNTHOLDER" means any person who has received a Deferred Award.

"BENEFICIARY" means any person or persons designated in writing by an Accountholder to the Committee on a form prescribed by it for that purpose, which designation shall be revocable at any time by the Accountholder prior to his or her death, provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Accountholder, payments or distributions shall be made to the Accountholder's estate and provided further that no payment or distribution shall be made during the lifetime of the Accountholder to his or her Beneficiary.

"BOARD" means the Board of Directors of the Company.

"CODE" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

"COMMITTEE" means the Committee provided for in Section 2.01.

"COMPANY" means Union Pacific Resources Group Inc., a Utah corporation, or any successor corporation.





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"COMPANY STOCK" means Common Stock of the Company.

"DEFERRED AWARD" means an award under the Plan which an Executive to whom the award is made shall have elected to defer in accordance with Section 4.01 and which until paid shall, subject to paragraph (1) of Section 7.01, be represented by Investment Accounts maintained for such Executive in accordance with Section 5.01.

"EXECUTIVE" means the Chairman of the Board and any person who was a regular employee of the Company or a Subsidiary (including directors who are also such employees) for all or part of the Year in respect of which awards are made under the Plan and who, in the judgment of the Committee, contributed in a significant manner to the operations and business of the Company or a Subsidiary for such Year.

"IMMEDIATE CASH AWARD" means an award under the Plan payable in cash pursuant to Section 4.02 as promptly as practicable after the close of the Year for which the award is made or, in the sole discretion of the Committee, in December of the year for which the award is made.

"INCENTIVE RESERVE ACCOUNT" means the account established by the Company pursuant to Section 3.01.

"INVESTMENT ACCOUNT" means one of the accounts established by the Company pursuant to Section 5.01.

"PLAN" means this Executive Incentive Plan as amended from time to time.

"PRIOR PLAN" means the Plan as written prior to June 1,1997. All awards made under the Prior Plan shall remain subject to the terms and conditions of the Prior Plan unless otherwise provided herein.

"SUBSIDIARY" means any corporation of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock and which by action of its board of directors has adopted the Plan.

"TERMINATION" means termination of employment with the Company and its Subsidiaries, for any reason, including retirement and death.

"UNDUE HARDSHIP" means a severe financial hardship to the Executive resulting from a sudden and unexpected illness or accident of the Executive or of a dependent (as defined in Code section 152(a)) of the Executive, loss of the Executive's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive. The circumstances that will constitute an Undue Hardship will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance





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or otherwise, by liquidation of the Executive's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under the Plan. An Undue Hardship shall not include the need to send an Executive's child to college or the desire to purchase a home.

"VALUATION DATE" means the last business day of each calendar quarter and each other interim date on which the Committee determines that a valuation of Investment Accounts shall be made.

"YEAR" means a calendar year.

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                         2.  ADMINISTRATION OF THE PLAN


SECTION 2.01. The Plan shall be administered by a Committee which shall consist of at least three members designated by the Board to serve at its pleasure. Such members shall be members of the Board and shall not be officers or employees of the Company or any Subsidiary. The Committee shall determine the Executives to whom awards are granted under the Plan and the amounts of awards payable to such Executives out of the Incentive Reserve Account, and shall otherwise be responsible for the administration and interpretation of the Plan. The Committee shall supervise and be responsible for the maintenance of the various accounts under the Plan and for determining the amounts and, subject to Sections 4.02 and 6.01, the times of payments or distributions of awards. The Committee may delegate its authority under the Plan to one or more officers or employees of the Company or a Subsidiary. All determinations of the Committee shall be by a majority of its members, and its determinations shall be final. Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a Director of the Company. Notwithstanding the foregoing, the Plan shall at all times be administered in a manner consistent to meet the requirements of Section 162(m) of the Code.

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                         3.  INCENTIVE RESERVE ACCOUNT


SECTION 3.01. The Company shall establish an Incentive Reserve Account to which amounts available for awards to Executives shall be credited and which shall be debited as such awards are made by the Committee. The Board may cause to be credited to such Incentive Reserve Account such amount for each Year, beginning with 1995, during which the Plan remains in effect as it, in its discretion, may determine provided that the amount so credited for any Year shall not exceed the following limitation: The maximum amount that may be credited to the Incentive Reserve Account for any Year is 0.25% of earnings before interest, taxes, depreciation, depletion and





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amortization and expensed exploration costs excluding exploration overhead
("Incentive Income") when the Incentive Income Return on Average Annual Assets ("Incentive Return") is 16.0%, and 0.5% of Incentive Income when the Incentive Return is 20.0% or more. At intermediate levels of Incentive Return (between 16.0% and 20.0%), the maximum percentage of Incentive Income that may be credited to the Incentive Reserve Account will increase 0.0125% for each incremental 0.2% increase in the Incentive Return. Average Annual Assets is calculated as the average of (i) total assets as shown on the consolidated financial statements of the Company at the beginning of each year and (ii) total assets as shown on the consolidated financial statements of the Company at the end of such year. Incentive Income is determined in accordance with generally accepted accounting principles, before giving effect to provision for amounts to be credited to the Incentive Reserve Account. Incentive Income excludes results of discontinued operations and the cumulative effects of changes in accounting principles. The amount of Incentive Income and the Incentive Return shall be computed and reported to the Board and the Committee at the end of each Year by the Company. The Committee shall certify to the Board, based upon a report from the Company's independent certified public accountants stating that the computation of the amount credited to the Incentive Reserve Account at the end of the Plan Year was made in accordance with the provisions of the Plan and their report shall be final and binding. Any amounts credited to the Incentive Reserve Account which are not awarded with respect to such Year may, on direction of the Committee, be awarded in future Years during which the Plan remains in effect. An initial credit of $3.5 million shall be made to the Incentive Reserve Account on the effective date of this Plan.

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                           4.  AWARDS UNDER THE PLAN


SECTION 4.01. At least 90 days prior to the grant of an award, but in no event later than the close of the year with respect to which an award is to be made (the "Election Deadline"), an Executive shall file with the Committee an election on a form prescribed by the Committee for such purpose specifying the percent in multiples of 10% of any award which may be granted to him or her with respect to such Year and later Years to be in the form of an Immediate Cash Award or a Deferred Award in one or more Investment Accounts. Deferral and investment elections shall be continuing elections for all awards under the Plan except that:

         (i) Deferral elections shall be subject to change on or before the Election Deadline on a form prescribed by the Committee for such purpose with respect to any awards which may be granted to him or her for such Year and later Years; and

         (ii) an Accountholder, whether or not currently employed by the Company or a Subsidiary, may elect to convert, in multiples of 10%, the value of his or her account, if any, in any Investment Account to equivalent value accounts in any other Investment Accounts as of a Valuation Date, provided that the Committee has received such notice of





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         the conversion as the Committee may require, and provided further that, unless the Committee shall in its sole discretion determine otherwise, an Accountholder may make conversions only in such amounts and at such times as are allowable for changes in investment elections under the terms of the Union Pacific Resources Company Employees' Thrift Plan. The Committee shall cause such conversions to be effected by transferring equivalent amounts from the one such account to the other, all as of such Valuation Date; otherwise, such deferral and investment elections, and such changes therein, shall be irrevocable.

In addition, an Executive may also specify on a form prescribed by the Committee for such purpose whether he or she wishes payment of Deferred Awards to be made on the earlier of either (i) date or dates certain in any year or years prior to Termination (but in no event more often than once in each such year or years), such payment to be in full in cash on such date or dates, or
(ii) upon Termination in accordance with the provisions of Sections 6.01 through 6.04. Elections made as to dates for the payment of Deferred Awards shall be subject to change by such Executive on or before the Election Deadline on a form prescribed by the Committee for such purpose with respect to any awards made for such Year and later Years; otherwise such elections, and such changes therein, shall be irrevocable.

Designation, election or change in election shall not entitle an Executive to any award for any Year but the form of award, if any, for any Year to such Executive shall be in accordance with such election. If an Executive has not been so designated as eligible for Deferred Awards, or an election for Deferred Awards is not in effect for him, any award granted to him or her for any Year shall be in the form of an Immediate Cash Award.

SECTION 4.02. As soon as practicable after the close of each Year, or in December of any Year if so determined by the Committee, the Committee may grant awards payable out of the Incentive Reserve Account to such Executives in such dollar amounts as it in its sole discretion shall determine, subject to Section 4.03, and the amount of each such award shall be debited to the Incentive Reserve Account. Except to the extent that Deferred Awards are elected pursuant to Section 4.01, any award under the Plan granted to an Executive for any Year shall be paid to him or her or to his or her Beneficiary in a lump sum in cash as promptly as practicable after such award is granted.

SECTION 4.03. No Covered Executive shall receive an award for any Year in excess of (i) .125% of Covered Incentive Income for such Year, in the case of the Chief Executive Officer of the Company, or (ii) 0.0625% of Covered Incentive Income for such Year, in the case of any other Covered Executive. Covered Executive means an Executive whose compensation is subject to the limitations on deductibility set forth in Section 162(m) of the Code. Covered Incentive Income for a Year is the greater of (a) Incentive Income for such Year or (b) such Incentive Income for the first eleven months of such Year. The .125% and 0.0625% limitations (the "Percentage Limitations") shall be adjusted annually to reflect changes in the Consumer Price Index for all Urban Consumers (U.S. City Average for All Items); provided, however, that the





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Percentage Limitations, as so adjusted, shall never fall outside the following ranges: 0.125%-0.25% for the Chief Executive Officer of the Company and 0.0625%
- 0.125% for any other Covered Executive.



                              5.  DEFERRED AWARDS


SECTION 5.01. (1) The Company shall from time to time establish on its books one or more Investment Accounts. In the case of each Executive, if and when a Deferred Award is granted to him, the Committee shall credit to an account maintained for him or her in one or more Investment Accounts the equivalent amount of such award in accordance with his or her election. Each Investment Account shall have such name, and be charged or credited pursuant to such method, as the Committee shall determine upon establishment of such Investment Account, provided such method is consistent with the requirements of Section 162(m) of the Code for performance-based compensation. The Committee may change such names or methods for any Investment Account, but no such change shall reduce any amount previously accrued in an Accountholder's account. The Committee shall cause each Investment Account to be valued as of each Valuation Date by such person or persons as it in its sole discretion shall determine and such valuation shall be conclusive for all purposes of the Plan. The value of any Investment Account for the purpose of making payment of a Deferred Award shall be the value of such Investment Account as of the Valuation Date last preceding such payment. Compensation paid in respect of any Investment Account shall result in corresponding reduction in the value of such accounts. The amounts credited in Investment Accounts shall represent general liabilities of the Company and shall not constitute a trust fund or otherwise create any property interest in any Accountholder or his or her Beneficiary.

                 (2) The Plan will accept a transfer of an Investment Account from the Executive Incentive Plan of Union Pacific Corporation and Subsidiaries (the "UP EIP") of an Executive or his or her Beneficiary who was an Accountholder under the UP EIP. The Plan will assign each transferred Investment Account to a like investment option as that investment option which had been elected under the UP EIP. Such amount shall be subject to the terms and conditions of this Plan.

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                   6.  PAYMENT OR DELIVERY OF DEFERRED AWARDS


SECTION 6.01. Upon Termination of an Executive, the Committee shall cause cash in respect of any balances in the accounts maintained for such Executive in any Investment Account to be paid or delivered to him or her or his or her Beneficiary in the sole discretion of the Committee as follows:





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                 (i)      in a single distribution, an amount in cash equal to
the value of the accounts maintained for him or her in all Investment Accounts, all such cash being paid in the Year of his or her Termination or in January of the following Year, as determined by the Committee; or

                 (ii) over such number of Years as are fixed by the Committee but not exceeding fifteen, in annual installments of an aggregate amount of cash equal in value at the time of each installment payment to the value of the accounts maintained for him or her in all Investment Accounts at the Valuation Date next preceding payment divided by the remaining number of such annual installments, the first of such installments to be paid or delivered in the month following the month of his or her termination, or at the discretion of the Committee not later than 12 months following the date of Termination and subsequent installments to be paid or delivered in January of each subsequent Year; or

                 (iii) in the event of retirement or death of a currently employed Executive, at a specified future date not to exceed 15 years from the date of such retirement or death in a single distribution, an amount of cash equal to the value of the accounts maintained for him or her in all Investment Accounts. Income in respect of Investment Accounts would be paid in cash quarterly to such Executive or his or her Beneficiary commencing with the first day of the month subsequent to such Executive's retirement or death. In the case of retirement, the single distribution referred to above will be paid on the date specified or upon death, whichever occurs first.

All payments or distributions attributable to each Deferred Award of an Executive after his or her Termination shall be made by the Company on its behalf or on behalf of the Subsidiary or Subsidiaries by which he or she was employed during the Year in which such Deferred Award was earned. The Subsidiary shall reimburse the Company in the amount of such paid Deferred Awards.

SECTION 6.02. Deferred Awards elected to be paid on a date or dates certain in any year or years prior to Termination shall be paid to the Executive in full in cash on such date or dates.

SECTION 6.03. At any time before or after Termination of an Executive who shall have elected to receive one or more Deferred Awards, the Committee, if it finds in its sole discretion that continued deferral of such Awards would result in undue hardship to such Executive or his or her Beneficiary, may accelerate and pay in cash all or any part of such Deferred Award or Deferred Awards by converting the value of the accounts maintained for him or her in Investment Accounts into the cash equivalent thereof on the same basis as if a payment in cash were being made as provided in Section 6.01. On the death of an Executive after his or her Termination, the Committee, in its sole discretion, may accelerate one or more installments, and change the form of payment or distribution in accordance with Section 6.01, of any balance of his or her Deferred Awards and, in the event of relevant changes in the Federal income tax laws, regulations and rulings or on termination of the Plan, the Committee may, in its sole discretion, so accelerate or change the form of payment or distribution of any or all Deferred Awards.





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SECTION 6.04.  The provisions of Sections 6.01, 6.02, and 6.03 shall be subject to provisions to paragraph (1) of Section 7.01.

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                             7.  GENERAL PROVISIONS


SECTION 7.01. (1) Anything in the Plan otherwise to the contrary notwithstanding, the Board may at any time under such circumstances as it in its sole discretion may determine, convert all the accounts of Accountholders in the Investment Accounts into cash credits, with future credits to the accounts of Accountholders being made solely in cash. Accounts shall be so converted on the basis of the value thereof as of the last preceding Valuation Date. Any such cash credits to the accounts of Accountholders shall, after such conversion, solely bear interest until paid to the Accountholder or his or her Beneficiary compounded annually at such annual rate of interest as may be fixed by the Board. The granting and payment of Deferred Awards in respect of such cash credits shall otherwise be in accordance with the other provisions of the Plan with such adjustments therein as the Committee may deem appropriate.

                 (2) Neither the Plan nor the payment of benefits hereunder nor any action by the Company, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or of a Subsidiary and the Company and each Subsidiary expressly reserves the right to discharge, without liability, any Executive whenever in its sole discretion its interest may so require.

                 (3) No member of the Board or the Board of Directors of any Subsidiary or of the Committee or any person to whom the Committee has delegated its authority hereunder shall be liable for any action, or action hereunder, whether of commission or omission, except in circumstances involving his or her bad faith, for anything done or omitted to be done by himself.

                 (4) The Company or any Subsidiary shall not be required to segregate cash for any Investment Account.

                 (5) Notwithstanding the fact that an Investment Account may use Company Stock to determine amounts credited or debited thereto, no Executive shall have voting or other rights with respect to shares of such Company Stock.

                 (6) The Company or any Subsidiary shall not, by virtue of any provisions of this Plan or by any action by any person hereunder, be deemed to be a trustee or other fiduciary of any property for any Accountholder or any Beneficiary of an Accountholder and the liabilities of the Company or of any Subsidiary to any Accountholder or his or her Beneficiary pursuant to the Plan shall be those of a debtor only pursuant to such contractual obligations as are created by the Plan, and no such obligation of the Company or of any Subsidiary shall be deemed to be secured by any pledge or other encumbrance on any property of the Company or of any Subsidiary.





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                 (7)  Except to the extent of the rights of the Beneficiary of an Accountholder, no benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void; and no such benefit or interest shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Accountholder, former Accountholder or his or her Beneficiary. If any Accountholder, former Accountholder or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under, or interest in, the Plan, then the Committee in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Accountholder, former Accountholder, or his or her Beneficiary, his or her spouse, children, blood relatives or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper.

                 (8) The Company shall on its behalf and on behalf of its Subsidiaries withhold from payment of distribution of the Awards the required amounts of income and other taxes.

 (9)  No member of the Committee shall be eligible for an award under the Plan.

                   (10) All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Texas.

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              8.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN


SECTION 8.01. The Board may from time to time amend, suspend or terminate the Plan in whole or in part, and, if suspended or terminated, may reinstate any of or all of its provisions, except that without the consent of the Executive, or, if he or she is not living, his or her Beneficiary, no amendment, suspension or termination of the Plan shall be made which materially adversely affects his or her rights with respect to awards previously made to him or her and except that the limitations set forth in Section 3.01 with respect to the amount of awards which may be granted under the Plan may be increased only with the approval of a majority of the stockholders of the Company present, in person or by proxy, at a meeting of such stockholders at which a quorum is present. In the absence of action by the stockholders of the Company, no awards shall be made under the Plan with respect to years after the calendar year 2005 and the Plan shall automatically terminate after all Deferred Awards made prior thereto shall have been paid or distributed. Notwithstanding the foregoing, no amendment which is material for purposes of the shareholder approval requirement of Section 162(m) of the Code shall be effective in the absence of action by the stockholders of the Company.





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